UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest reported) August 23, 2002


                       MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)


              Iowa                         0-25551               94-2213782
              ----                         -------               ----------
(State or other jurisdiction             (Commission            (IRS Employer
    of incorporation)                    File Number)        Identification No.)


666 Grand Avenue, Des Moines, Iowa                                 50309
----------------------------------                                 -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (515) 242-4300


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         MidAmerican Energy Holdings Company ("MEHC") announced on August 16, 2002 the completion of their acquisition of Northern Natural Gas Company ("NNG"). The transaction was closed following early termination of the Hart-Scott-Rodino waiting period by the Federal Trade Commission. A copy of a Press Release announcing the closing is attached as Exhibit 99.1.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Press Release dated August 16, 2002

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MIDAMERICAN ENERGY HOLDINGS COMPANY



                                     /s/  Paul J. Leighton
                                     -----------------------------------------
                                     Paul J. Leighton
                                     Vice President, Assistant General Counsel
                                        and Assistant Secretary


Date:  August 23, 2002

                                                  EXHIBITS INDEX

         Exhibit
         Number            Exhibit

          99.1             Press Release dated August 16, 2002

                                                                   Exhibit 99.1



HOUSTON AND DES MOINES, IOWA (Aug. 16, 2002) - MidAmerican Energy Holdings Company and Dynegy Inc. (NYSE: DYN) today announced the completion of MidAmerican's acquisition of Northern Natural Gas Company (NNG). The transaction was closed following early termination of the Hart-Scott-Rodino waiting period by the Federal Trade Commission.
         MidAmerican purchased NNG for $928 million in cash, subject to adjustment for working capital, and also assumed $950 million in debt. MidAmerican acquired all of the common and preferred stock of NNG.
         "Northern Natural Gas is an excellent addition to our growing interstate gas transmission business," said David L. Sokol, chairman and chief executive officer of MidAmerican Energy Holdings Company. "It provides a great complement to our Kern River Gas Transmission Company, and is an example of MidAmerican's strategy of acquiring top-performing assets, investing in them and operating them well."
         Dan Dienstbier, interim chief executive officer of Dynegy Inc., said, "The completion of this asset sale is an important step in Dynegy's ongoing efforts to improve its financial profile."
         NNG's 16,600 miles of pipeline extend from the Permian Basin in Texas to the upper Midwest, providing extensive service to major utilities and industrial customers. NNG provides transportation and storage services to its customers and cross-haul and grid transportation between other interstate and intrastate pipelines in the Permian, Anadarko, Hugoton, and Midwest areas. Its storage capacity is 59 billion cubic feet and its market area capacity is approximately 4.3 billion cubic feet per day.
         MidAmerican Energy Holdings Company is based in Des Moines, Iowa, and is a privately owned global provider of energy services. Through its energy-related business platforms - CalEnergy Generation, Kern River Gas Transmission Company, Northern Natural Gas Company, MidAmerican Energy, and Northern and Yorkshire Electric - MidAmerican provides electric and natural gas service to more than 5 million customers worldwide. Information on MidAmerican is available on the Internet at www.midamerican.com. Information on HomeServices, the company's wholly owned residential real estate brokerage business, is available on the Internet at www.homeservices.com.
         Dynegy Inc. is a global energy merchant. Through its owned and contractually controlled network of physical assets and its marketing, logistics and risk management capabilities, Dynegy provides solutions to customers in North America, the United Kingdom and Continental Europe. The company's Web site is www.dynegy.com.